Exhibit (a)(20)

NINETEENTH AMENDMENT DATED SEPTEMBER 17, 2015

TO JANUS ASPEN SERIES’

AMENDED AND RESTATED TRUST INSTRUMENT

DATED MARCH 18, 2003

AND AMENDED DECEMBER 29, 2005

Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument, as amended, is further amended effective on or about September 29, 2015, as follows, to remove reference to Janus Aspen Preservation Series – Growth which liquidated and terminated.

SCHEDULE A

Series of the Trust	Available Classes
Balanced Portfolio	Institutional Shares
Service Shares

Enterprise Portfolio	Institutional Shares
Service Shares

Flexible Bond Portfolio	Institutional Shares
Service Shares

Forty Portfolio	Institutional Shares
Service Shares

Global Technology Portfolio	Institutional Shares
Service Shares

Global Research Portfolio	Institutional Shares
Service Shares

Overseas Portfolio	Institutional Shares
Service Shares

Janus Portfolio	Institutional Shares
Service Shares

Janus Aspen INTECH U.S. Low Volatility Portfolio	Service Shares

Janus Aspen Perkins Mid Cap Value Portfolio	Institutional Shares
Service Shares

Global Allocation Portfolio – Moderate	Institutional Shares
Service Shares

Global Unconstrained Bond Portfolio	Institutional Shares
Service Shares

Global Bond Portfolio	Institutional Shares
Service Shares
[SEAL]